UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________________
FORM 8-K

_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 10, 2026 (June 9, 2026)

 _________________________________________________________
CME GROUP INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive	Chicago	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2026, CME Group Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Due to lack of quorum among the Class B-1, Class B-2 and Class B-3 shareholders, the proposals presented under Items 4 through 8 were adjourned until June 9, 2026. These Items are described in further detail in the Company's definitive proxy statement on Schedule 14A filed with the SEC on March 23, 2026.

On June 9, 2026, the Company reconvened its Annual Meeting with regard to Items 4 through 8. At the close of business on March 16, 2026, the record date of the Annual Meeting, the Company had 362,808,081 shares of Class A and Class B common stock issued and outstanding. The following shares were present at the adjourned Annual Meeting, either in person or by proxy (total excludes broker non-votes):

Class(es) of Common Stock	Shares Issued and Outstanding	Aggregate No. of Shares Present	% of the Issued and Outstanding
Classes A and B	362,808,081	295,193,470	81.36%
Class B-1	625	269	43.04%
Class B-2	813	309	38.01%
Class B-3	1,287	366	28.44%
Class B-4	413	130	31.48%

For each class of common stock voting separately on a proposal being presented at the Annual Meeting at least 33.3% of the class of common stock issued and outstanding must be present at the Annual Meeting to obtain quorum. Accordingly, the shares of Class B-3 common stock did not reach quorum and, therefore, Items 6 and 8c were not presented for approval to the Class B-3 shareholders.

The results of the proposals that were voted on at the adjourned Annual Meeting are as follows:

1.Item 4 - The proposal to eliminate the right of the Class B-1 shareholders to elect three directors did not pass. In order to pass, this Item required an affirmative vote from the holders of a majority of the outstanding shares of Class B-1 common stock voting as a single class and an affirmative vote from the holders of a majority of the outstanding shares of Class A and all Class B shareholders voting together as a single class.

Class(es) of Common Stock	FOR	FOR (%)	AGAINST	ABSTAIN
Class B-1	174	27.84%	92	3
Classes A and B	291,250,517	80.27%	2,439,875	1,503,078

2.Item 5 - The proposal to eliminate the right of the Class B-2 shareholders to elect two directors did not pass. In order to pass, this Item required an affirmative vote from the holders of a majority of the outstanding shares of Class B-2 common stock voting as a single class and an affirmative vote from the holders of a majority of the outstanding shares of Class A and all Class B shareholders voting together as a single class.

Class(es) of Common Stock	FOR	FOR (%)	AGAINST	ABSTAIN
Class B-2	190	23.37%	115	4
Classes A and B	291,226,600	80.27%	2,461,395	1,505,475

3.Item 6 - The proposal to eliminate the right of the Class B-3 shareholders to elect one director did not achieve quorum.

4.Item 7 - The proposal relating to an amendment to our certificate of incorporation passed; however, the amendment will not be filed, since its approval was contingent upon the approval of Items 4, 5 and 6. In order to pass, this Item required affirmative approval from the holders of a majority of the outstanding shares of Class A and Class B shareholders voting together as a single class.

Class(es) of Common Stock	FOR	FOR (%)	AGAINST	ABSTAIN
Classes A and B	291,324,525	80.29%	2,267,873	1,601,072

5.Item 8 - Election of the Class B Directors:

a.Each of the Class B-1 directors have been re-elected to serve until the 2027 annual meeting of shareholders. For this Item, only Class B-1 shareholders vote.

Class B-1 Directors	FOR	AGAINST	ABSTAIN
William H. Hobert (WH)	212	14	43
Patrick J. Mulchrone (PJM)	220	7	42
Robert J. Tierney Jr. (RJT)	219	8	42

b.The Class B-2 director has been re-elected to serve until the 2027 annual meeting of shareholders. For this Item, only Class B-2 shareholders vote.

Class B-2 Director	FOR	AGAINST	ABSTAIN
Patrick W. Maloney (PAT)	238	14	57

c.In the election of one Class B-3 Director, no quorum was achieved. Therefore, Elizabeth A. Cook is a “holdover” under Delaware law and the Company’s bylaws. She will continue to serve until her successor is duly elected at the 2027 Annual Meeting or her earlier resignation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: June 10, 2026	By:	/s/ Jonathan Marcus
	Name: Title:	Jonathan Marcus Senior Managing Director and General Counsel